UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 29, 2006

Dover Saddlery, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51624	04-3438294
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

525 Great Road, P.O. Box 1100, Littleton, Massachusetts		01460
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-952-8062

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2006, a wholly-owned subsidiary of Dover Saddlery, Inc. ("Company") entered into a Stock Purchase Agreement ("Purchase Agreement") with Old Dominion Enterprises, Inc. d/b/a Dominion Saddlery (the "Target") and its sole stockholder, Reynolds Young, providing for the acquisition (the "Acquisition") of all the capital stock of Target. Details of the Acquisition, which was completed simultaneously with execution of the Purchase Agreement, are set forth in Item 2.01 of this Current Report. A copy of the Purchase Agreement will be filed as an exhibit to the Company’s upcoming Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

Concurrently with the closing of the Acquisition, the Company entered into or assumed leases for the Target's four stores. The Company will lease a location in Chantilly, Virginia for two years from Humphrey & Rodgers at an initial annual base rent of approximately $60,000. A five-year lease with a right to further extensions for a store in Crofton, Maryland has been entered into with Hopkins Roads Associates, Inc. at an initial annual base rent of $135,000. A third lease, for the store in Charlottesville, VA, was assumed and extended through the end of 2006 with the right to further extensions. The Charlottesville lease is with Sequel Investors Limited Partnership for a retail location at an initial annual base rent of $44,850. The fourth lease, for the store in Lexington, VA, provides for the rental for up to 3 1/2 years from L.B.’s of Virginia of retail space at an initial annual base rent of $30,151.26. Copies of the leases will be filed as exhibits to the Company’s upcoming Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 29, 2006, the Company consummated the Acquisition pursuant to a Stock Purchase Agreement ("Purchase Agreement") with Old Dominion Enterprises, Inc. d/b/a Dominion Saddlery (the "Target") and its sole stockholder, Reynolds Young. Other than in respect of the Acquisition and the transactions contemplated thereby, neither the Target nor its shareholder has any material relationship with the Company.

The Purchase Agreement provided for a net purchase price of $1.5 million, after adjustment for levels of inventory and other current items. In addition, approximately 18% of the total price was placed in escrow to satisfy contingencies. The Company is paying for the Acquisition through borrowings under its revolving credit facility through funds made available from the proceeds of its public offering.

The foregoing description of the Acquisition and related transactions described in this Item 2.01 is qualified in its entirety by reference to the Company’s press release dated June 30, 2006, which is attached hereto and incorporated by reference herein as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure.

On June 30, 2006, Dover Saddlery, Inc. issued a press release reporting on the details of the Acquisition. A copy of the press release is attached and is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibits Description of Exhibits
99.1 Press Release dated June 30, 2006

The information and exhibits submitted in this Report are and shall be deemed to furnished to the Securities and Exchange Commission, and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

The press release attached as Exhibit 99.1 to this Report includes "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements made about the integration of the Target’s business as part of the Company’s retail store expansion strategy and maintenance and growth of the Target’s revenues following introduction of some of the Company’s additional products to the Target’s existing customer base. Although the registrant believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. Actual results could differ materially based upon a number of factors including those identified in the press release.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Saddlery, Inc.

June 30, 2006	By:	/s/ Michael W. Bruns

Name: Michael W. Bruns
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 30, 2006